[LOGO OF FIRST BANK SYSTEM]


                                                     Contact:
601 Second Avenue South                              --------
Minneapolis, MN 55402-4302            Wendy L. Raway          John R. Danielson
                                      Media Relations         Investor Relations
                                      (612) 973-2429          (612) 973-2261


                       FIRST BANK SYSTEM REPORTS RECORD
                       --------------------------------
                     FIRST QUARTER 1995 OPERATING EARNINGS
                     -------------------------------------

      ----------------------------------------------------------------------
                                                      1Q       1Q    Percent
      EARNINGS SUMMARY                               1995     1994   Change
      ----------------------------------------------------------------------

      From continuing operations:
        Operating earnings (in millions)            $133.8   $111.9    19.6
        Earnings per common share (primary)           0.97     0.80    21.3
        Earnings per common share (fully diluted)     0.96     0.79    21.5

      Net income (in millions)                       133.8    110.7    20.9
      Earnings per common share (primary)             0.97     0.79    22.8
      Earnings per common share (fully diluted)       0.96     0.78    23.1

      Dividends paid per common share               0.3625   0.2900    25.0
      Book value per common share (period-end)       19.58    19.49     0.5

      Return on average common equity* (%)            21.1     17.2
      Return on average assets* (%)                   1.66     1.41

      Net interest margin (%)                         5.05     4.75
      Efficiency ratio (%)                            55.7     58.5

      *  from continuing operations
      ----------------------------------------------------------------------

MINNEAPOLIS, April 12, 1995 -- First Bank System, Inc. (NYSE: FBS) today reported record first quarter operating earnings of $133.8 million, or $0.97 per share, compared with $111.9 million, or $0.80 per share, in the first quarter of 1994. Reported net income for the first quarters of 1995 and 1994 was $133.8 million and $110.7 million, or $0.97 and $0.79 per share, respectively. Return on average assets and return on average common equity in the first quarter of 1995 were 1.66 percent and 21.1 percent, respectively, compared with returns of
1.41 percent and 17.2 percent from continuing operations in the first quarter of 1994.

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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 2


        First Bank System completed its merger with Metropolitan Financial Corporation (MFC) on January 24, 1995, and results for 1994 are restated to reflect this pooling of interests. The operations of Edina Realty, Inc., MFC's real estate brokerage subsidiary, are accounted for as discontinued operations because First Bank System expects to sell the subsidiary within two years to comply with regulations which restrict nonbanking activities.
        The strong results for the first quarter reflect loan and fee income growth, ongoing expense control, continued improvement in credit quality and effective capital management. During the first quarter of 1995, net interest income on a taxable-equivalent basis increased $27.3 million, or 8.0 percent, and noninterest income increased $18.2 million, or 11.3 percent, as compared with the first quarter of 1994. Net interest income was higher this quarter than in the same period last year primarily because of increases in average loan yields and average loan balances. Noninterest income was higher as a result of growth in fee revenues, primarily from the credit card and trust businesses.
The provision for credit losses was essentially unchanged from that of the first quarter of 1994. Noninterest expense for the quarter increased only 3.8 percent over last year, despite the addition of expenses associated with several acquisitions, including Boulevard Bancorp, Inc. of Illinois (Boulevard) and Rocky Mountain Financial Corporation (RMFC), which were both acquired on March 25, 1994, and the corporate trust business of J.P. Morgan, acquired on September 2, 1994. Compared with noninterest expense for the first quarter of 1994, adjusted to include the operations of Boulevard, RMFC and the acquired corporate trust business, on a pro forma basis, noninterest expense for the current quarter declined by $20.4 million, or 6.3 percent.
        The efficiency ratio, or ratio of expenses to revenues, continued to improve to 55.7 percent, from 58.5 percent for the first quarter of 1994.
        Credit quality also continued to improve this quarter. Nonperforming assets dropped to $215.7 million at March 31, 1995, a decrease of $16.6 million, or 7.1 percent, from December 31, 1994, and $100.8 million, or 31.8 percent, from March 31, 1994. The ratio of the allowance for


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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 3


credit losses to nonperforming loans continues to indicate very strong reserve coverage, increasing to 318 percent, from 283 percent at the end of last quarter and 238 percent at March 31, 1994.
        First Bank System's Chairman, President and Chief Executive Officer, John F. Grundhofer, said, "We are pleased to report another record quarter of strong operating results and momentum in operating earnings per share, reflecting revenue growth, as well as consistent improvement in credit quality and continued cost control. Our efficiency ratio continues to improve as our fee income increases at a fast pace while our expenses continue to be well controlled." Grundhofer added, "During the first quarter, we completed our largest acquisition, Metropolitan Financial Corporation, and fully integrated all of its systems and operations with those of First Bank System within four weeks of closing. We also announced our intention to repurchase 16 million shares of our common stock by the end of 1996, reflecting that our earnings expectations in 1995 and 1996 should generate substantial amounts of excess capital."
        In February of 1995, First Bank System entered into agreements to sell deposits of approximately $960 million and incidental assets associated with 63 former MFC branch locations. These dispositions are expected to close in the second and third quarters of 1995. This portion of MFC's branch network was neither part of MFC's core business nor material to the operations of MFC and was used primarily as a funding source. The $960 million of deposits will be replaced with other sources of funding.
        On March 17, 1995, First Bank System announced that it had completed its previously announced acquisition of First Western Corporation, parent company of Western Bank, with $317 million in assets and nine branches in and around Sioux Falls, South Dakota.


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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 4


       -------------------------------------------------------------------
       INCOME STATEMENT HIGHLIGHTS
       -------------------------------------------------------------------
       (Taxable-equivalent basis, $ in millions)

                                                1Q         1Q      Percent
                                               1995       1994     Change
                                              ----------------------------
       Net interest income                    $366.8     $339.5      8.0
       Provision for credit losses              26.0       26.6     (2.3)
       Noninterest income                      179.6      161.4     11.3
       Noninterest expense                     304.3      293.1      3.8
                                              -----------------
       Income from continuing
         operations before taxes               216.1      181.2     19.3
       Taxable-equivalent adjustment             3.5        3.7     (5.4)
       Income taxes                             78.8       65.6     20.1
                                              -----------------
       Income from continuing operations       133.8      111.9     19.6
       Discontinued operations                  --         (1.2)     nm
                                              -----------------
       Net income                             $133.8     $110.7     20.9
                                              =================
       -------------------------------------------------------------------


        First quarter net interest income on a taxable-equivalent basis was $366.8 million, an increase of $27.3 million, or 8.0 percent, from the first quarter of 1994. The improvement in net interest income is primarily attributable to increases in average loan yields and average loan balances. The yield on loans in the first quarter averaged 9.06 percent, or 139 basis points higher than the yield of 7.67 percent in the first quarter of last year, reflecting increases in First Bank System's reference rate during 1994 and the increasing proportion of higher yielding consumer loans, which more than offset the impact of higher rates paid on interest-bearing liabilities; the average of these rates was 4.52 percent in the first quarter, or 121 basis points higher than for the same period of 1994. Average loans for the first quarter totaled $24.6 billion, or 6.7 percent higher than the total of $23.1 billion in the first quarter of last year, as a result of growth in both nonmortgage consumer and commercial loans (including loans acquired with Boulevard and RMFC), partially offset by decreases in the balance of loans to mortgage bankers and residential mortgage loans. Excluding these mortgage-related balances and the effect of Boulevard and RMFC loans, average loans for the quarter increased by $2.3 billion, or 14.4 percent, over the same quarter in 1994, reflecting strong growth in small business and middle market loans, credit cards, and home equity loans. The average balance of interest-bearing liabilities in the first quarter of 1995 was higher by

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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 5


$1.6 billion, or 7.5 percent, than in the first quarter of 1994, primarily due to the replacement of noninterest-bearing deposits related to loans to mortgage bankers with short-term borrowings. Average noninterest-bearing deposits in the first quarter were lower by $1.2 billion, or 17.4 percent, than for the same period of 1994; included in this decrease was a $1.5 billion decline in deposits from customers in the mortgage banking industry. Interest-bearing deposits at March 31, 1995 were $1.2 billion lower than at March 31, 1994, as depositors have invested in mutual funds, annuities and other investment products over the past year.
        The net interest margin on a taxable-equivalent basis of 5.05 percent in the first quarter of 1995 was higher than the margin of 4.75 percent in the first quarter of 1994 as a result of both a shift in the mix of earning assets, from lower margin securities and residential mortgage-related loan balances to higher yielding consumer and commercial loans, and increases in the reference rate on variable rate loans.


      --------------------------------------------------------------------
      NONINTEREST INCOME
      --------------------------------------------------------------------
      ($ in millions)

                                                  1Q      1Q    Percent
                                                 1995    1994   Change
                                                ------------------------
      Credit card fees                           $51.6   $36.0    43.3
      Trust fees                                  41.7    38.5     8.3
      Service charges on deposit accounts         32.1    32.2    (0.3)
      Insurance commissions                        6.3     5.8     8.6
      Securities gains (losses)                    --      --      nm
      Other                                       47.9    48.9    (2.0)
                                                --------------
      Total noninterest income                  $179.6  $161.4    11.3
                                                ==============
      ------------------------------------------------------------------

        First quarter noninterest income was $179.6 million, an increase of $18.2 million, or 11.3 percent, from the same quarter of 1994, reflecting growth in credit card and trust fees. Credit card fees for the quarter increased $15.6 million, or 43.3 percent, from the first quarter of 1994, as a result of higher sales volumes for Corporate Card, Purchasing Card and the Northwest


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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 6


Airlines WorldPerks credit card. Trust fees were up over the first quarter of 1994 by $3.2 million, or 8.3 percent, reflecting growth in corporate trust fees, including fees attributable to the September 1994 J.P. Morgan corporate trust unit acquisition. Insurance commissions were higher this quarter because of increased commission income on annuity sales.


      ------------------------------------------------------------------
      NONINTEREST EXPENSE
      ------------------------------------------------------------------
      ($ in millions)

                                                  1Q      1Q    Percent
                                                 1995    1994   Change
                                                ------------------------
      Salaries                                  $112.1  $106.5     5.3
      Employee benefits                           28.5    27.3     4.4
      Net occupancy                               25.7    25.5     0.8
      Furniture and equipment                     23.5    21.4     9.8
      FDIC insurance                              13.6    14.6    (6.8)
      Advertising                                  6.3     9.5   (33.7)
      Amortization of goodwill and intangibles    14.1    10.7    31.8
      Professional services                        6.6     7.5   (12.0)
      Other                                       73.9    70.1     5.4
                                                --------------

      Total noninterest expense                 $304.3  $293.1     3.8
                                                ==============
      ------------------------------------------------------------------

        First quarter noninterest expense was higher by $11.2 million, or 3.8 percent, than in the first quarter of 1994. The increase in expenses reflects the addition of Boulevard, RMFC and the J.P. Morgan corporate trust acquisition. Compared with noninterest expense for the first quarter of 1994, adjusted to include the expenses of these acquisitions on a pro forma basis, noninterest expense for the current quarter declined by $20.4 million, or 6.3 percent.
        Salaries and employee benefits expense for the first quarter increased by $6.8 million, or 5.1 percent, from the first quarter of 1994, primarily due to acquisitions in 1994. Compared with salaries and benefits expense for the same period of last year, adjusted to include acquired operations on a pro forma basis, salaries and benefits expense for the first quarter decreased by $9.0 million, or 6.0 percent. Average full-time equivalent employees decreased by
10.3 percent, to 13,874 in the first quarter of 1995, compared with 15,459 (including the employees of

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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 7

Boulevard, RMFC and the J.P. Morgan trust business, on a pro forma basis) for the first quarter of 1994. The increase in furniture and equipment expense for the current quarter, compared with the first quarter of 1994, was also the result of acquisition related additions. Advertising expense for the first quarter of 1995 decreased $3.2 million, or 33.7 percent, compared with the level of first quarter 1994, reflecting efficiencies realized from the overlap of MFC's and First Bank System's geographic markets. Compared with the same period of 1994, amortization of goodwill and intangibles expense for the first quarter increased by $3.4 million, or 31.8 percent, as a result of higher intangible balances relating to recent acquisitions.
        First quarter provision for credit losses was down by $0.6 million (2.3 percent), or essentially unchanged, from the first quarter of 1994. Total net charge-offs for the quarter were also essentially unchanged from the total for same period of 1994, but were down $15.0 million from the fourth quarter of 1994. Commercial loan net recoveries for the quarter were $0.5 million, compared with net charge-offs of $6.9 million in the first quarter of 1994, reflecting continued improvement in the credit quality of this portfolio. Consumer loan net charge-offs increased $8.2 million, or 33.6 percent, from the first quarter of 1994, commensurate with the growth in the balance of nonmortgage consumer loans over the past year, but were up only $1 million, compared with net charge-offs in the fourth quarter of 1994.


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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 8


      ----------------------------------------------------------------
      ALLOWANCE FOR CREDIT LOSSES
      ----------------------------------------------------------------
      ($ in millions)

                                                  1Q      4Q      1Q
                                                 1995    1994    1994
                                                ----------------------
      Balance, beginning of period              $474.7  $477.7  $466.1

      Net charge-offs
        Commercial                                (0.5)   15.5     6.9
        Consumer                                  32.6    31.6    24.4
                                                ----------------------
        Total                                     32.1    47.1    31.3

      Provision for credit losses                 26.0    44.0    26.6
      Net additions related to acquisitions        1.8     0.1    23.9
                                                ----------------------

      Balance, end of period                    $470.4  $474.7  $485.3
                                                ======================
      Net charge-offs to average loans (%)        0.53    0.77    0.55

      ----------------------------------------------------------------

        The allowance for credit losses was $470.4 million at March 31, 1995, down from $485.3 million at March 31, 1994 and $474.7 million at December 31, 1994. The ratio of allowance for credit losses to nonperforming loans continues to indicate strong reserve coverage, increasing to 318 percent at the end of the first quarter of 1995, compared with 283 percent at the end of 1994 and 238 percent at the end of the first quarter of 1994.


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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 9


      -------------------------------------------------------------------
      ASSET QUALITY
      -------------------------------------------------------------------
      ($ in millions)
                                               Mar. 31  Dec. 31  Mar. 31
                                                 1995     1994     1994
                                               --------------------------
      Nonperforming loans
        Commercial                              $ 20.0   $ 26.6   $ 33.9
        Financial institutions                      --       --      0.6
        HLTs                                       1.8      9.9     16.1
        Commercial real estate                    71.5     72.6     79.0
        Consumer                                  54.8     58.8     74.6
                                                -------------------------
        Total                                    148.1    167.9    204.2

      Other real estate                           63.7     64.0    111.7
      Other nonperforming assets                   3.9      0.4      0.6
                                                -------------------------

      Total nonperforming assets                $215.7   $232.3   $316.5
                                                =========================

      Accruing loans 90 days past due            $34.4    $26.0    $26.7
                                                =========================

      Allowance to nonperforming loans (%)         318      283      238
      Allowance to nonperforming assets (%)        218      204      153
      Nonperforming assets to loans
        plus ORE (%)                              0.85     0.94     1.32

      -------------------------------------------------------------------

        Nonperforming assets at March 31, 1995 totaled $215.7 million, down $16.6 million, or 7.1 percent, from the end of 1994, and by $100.8 million, or
31.8 percent, from the balance at March 31, 1994. The ratio of nonperforming assets to loans and other real estate was 0.85 percent at March 31, 1995, compared with 0.94 percent at December 31, 1994 and 1.32 percent at March 31, 1994.
        At March 31, 1995, the common-equity-to-assets ratio was 8.1 percent, compared with the ratio of 7.8 percent at March 31, 1994 and the regional bank peer group average of 7.0 percent at December 31, 1994. Total shareholders' equity-to-assets at March 31, 1995 was 8.4 percent, compared with 8.1 percent at March 31, 1994 and a peer group average of 7.6 percent at December 31, 1994.


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

First Bank System Reports First Quarter 1995 Results
April 12, 1995
Page 10


       -----------------------------------------------------------------
       CAPITAL POSITION
       -----------------------------------------------------------------
       (Percent)
                                                     Mar. 31   Mar. 31
                                                        1995      1994
                                                     -----------------
       Common equity to assets                           8.1       7.8
       Tangible common equity to assets*                 6.9       6.7
       Total shareholders' equity to assets              8.4       8.1

       Tier 1 capital ratio                              7.7       8.3
       Total risk-based capital ratio                   11.8      12.1
       Leverage ratio                                    6.9       7.1


       * calculated by deducting goodwill from common equity and assets
       -----------------------------------------------------------------

        During the first quarter of 1995, First Bank System announced plans to repurchase, under two separate programs, up to 16 million shares of its common stock through the end of 1996. The 2 million shares to be repurchased under the first program are intended for employee stock purchase and option plans and the acquisition of First Western Corporation. One million shares were repurchased and subsequently reissued for these purposes during the first quarter. The second program, for the repurchase of 14 million shares, is intended to allow the Company to buy back shares in connection with and predicated on expected future excess capital retention over the next two years, as well as for employee stock purchase and option plans. No shares have been repurchased under this program.
        First Bank System is a regional bank holding company headquartered in Minneapolis. The Company provides complete financial services to individuals and institutions through 8 banks, a savings association and other financial companies with 343 offices, located primarily in the 11 states of Minnesota, Colorado, North Dakota, South Dakota, Montana, Illinois, Wisconsin, Iowa, Kansas, Nebraska and Wyoming.
                                      ###

First Bank System, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

                                                                     Three Months Ended
                                                                   ----------------------
                                                                   March 31      March 31
(In Millions, Except Per-Share Data)                                 1995          1994
- -----------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                               $547.2        $433.7
Securities:
   Taxable                                                            66.5          71.2
   Exempt from federal income taxes                                    2.8           3.0
Other interest income                                                  9.1           6.7
                                                               --------------------------
          Total interest income                                      625.6         514.6
INTEREST EXPENSE
Deposits                                                             178.4         136.9
Federal funds purchased and repurchase agreements                     30.9           9.7
Other short-term funds borrowed                                       10.1           6.3
Long-term debt                                                        42.9          25.9
                                                               --------------------------
          Total interest expense                                     262.3         178.8
                                                               --------------------------
Net interest income                                                  363.3         335.8
Provision for credit losses                                           26.0          26.6
                                                               --------------------------
Net interest income after provision for credit losses                337.3         309.2
NONINTEREST INCOME
Credit card fees                                                      51.6          36.0
Trust fees                                                            41.7          38.5
Service charges on deposit accounts                                   32.1          32.2
Insurance commissions                                                  6.3           5.8
Securities gains (losses)                                              --            --
Other                                                                 47.9          48.9
                                                               --------------------------
          Total noninterest income                                   179.6         161.4
NONINTEREST EXPENSE
Salaries                                                             112.1         106.5
Employee benefits                                                     28.5          27.3
Net occupancy                                                         25.7          25.5
Furniture and equipment                                               23.5          21.4
FDIC insurance                                                        13.6          14.6
Advertising                                                            6.3           9.5
Amortization of goodwill and other intangible assets                  14.1          10.7
Other personnel costs                                                  7.6           8.6
Professional services                                                  6.6           7.5
Data processing                                                        4.3           4.9
Other real estate                                                      --            0.9
Other                                                                 62.0          55.7
                                                               --------------------------
          Total noninterest expense                                  304.3         293.1
                                                               --------------------------
Income from continuing operations before income taxes                212.6         177.5
Applicable income taxes                                               78.8          65.6
                                                               -------------------------
Income from continuing operations                                    133.8         111.9
Loss from discontinued operations                                      --           (1.2)
                                                               -------------------------
Net income                                                          $133.8        $110.7
                                                               =========================
Net income applicable to common equity                              $131.9        $104.8
                                                               =========================

EARNINGS PER COMMON SHARE
Primary average common and common equivalent shares            135,545,733   132,349,979
Primary income from continuing operations                             $.97          $.80
Primary loss from discontinued operations                              --          ($.01)
                                                               -------------------------
Primary net income                                                    $.97          $.79
                                                               =========================

Fully diluted average common and common equivalent shares      139,604,166   136,136,715
Fully diluted income from continuing operations                       $.96          $.79
Fully diluted loss from discontinued operations                        --          ($.01)
                                                               -------------------------
Fully diluted net income                                              $.96          $.78
                                                               =========================

First Bank System, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

                                                         March 31     March 31
(In Millions)                                                1995         1994
- ------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                   $ 1,598      $ 2,022
Federal funds sold                                             26          131
Securities purchased under agreements to resell               227          268
Interest-bearing deposits with banks                            1           50
Trading account securities                                     90           60
Available-for-sale securities                               3,535        4,932
Investment securities (market value: 3/31/94 - $1,093)         --        1,102
Loans                                                      25,215       23,803
   Less allowance for credit losses                           470          485
                                                          --------------------
   Net loans                                               24,745       23,318
Bank premises and equipment                                   475          489
Interest receivable                                           185          183
Customers' liability on acceptances                           189          143
Other assets                                                1,641        1,641
                                                          --------------------
          Total assets                                    $32,712      $34,339
                                                          ====================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                    $ 5,346      $ 7,104
   Interest-bearing                                        18,131       19,362
                                                          --------------------
          Total deposits                                   23,477       26,466
Federal funds purchased                                     1,839          414
Securities sold under agreements to repurchase                440          815
Other short-term funds borrowed                               650          702
Long-term debt                                              2,542        2,124
Acceptances outstanding                                       189          143
Other liabilities                                             818          893
                                                          --------------------
          Total liabilities                                29,955       31,557
Shareholders' equity:
   Preferred stock                                            106          118
   Common stock                                               169          171
   Capital surplus                                            868          901
   Retained earnings                                        1,671        1,624
   Unrealized loss on securities, net of tax                  (57)         (19)
   Treasury stock                                              --          (13)
                                                          --------------------
          Total shareholders' equity                        2,757        2,782
                                                          --------------------
          Total liabilities and shareholders' equity      $32,712      $34,339
                                                          ====================


CONSOLIDATED DAILY AVERAGE BALANCE SHEET AND RELATED YIELDS AND RATES
                                                                                     1995
                                                                        ---------------------------------
                                                                                             Interest
                                                                                              Yields
For the Three Months Ended March 31                                                             and
(In Millions)                                                            Balance   Interest    Rates
- ------------------------------------------------------                  ---------------------------------
Assets
Securities:
  U.S. Treasury                                                           $ 1,065    $ 16.2    6.17%
  Mortgage-backed securities                                                2,464      41.6    6.85
  State & political subdivisions                                              175       4.6   10.66
  U.S. agencies and other                                                     551       8.3    6.11
                                                                          -----------------

      Total securities                                                      4,255      70.7    6.74
      Unrealized gain/(loss) on available-for-sale securities                (138)
                                                                          -------
         Net securities                                                     4,117
Trading account securities                                                     82       1.1    5.44
Federal funds sold and resale agreements                                      311       4.6    6.00
Loans:
    Commercial:
     Commercial                                                             7,496     165.1    8.93
     Financial institutions                                                   724       6.9    3.87
     Real estate:
        Commercial mortgage                                                 2,444      51.5    8.55
        Construction                                                          357       8.2    9.32
                                                                          -----------------
          Total commercial                                                 11,021     231.7    8.53
    Consumer:
     Residential mortgage                                                   5,069      96.1    7.69
     Residential mortgage held for sale                                       174       3.5    8.16
     Home equity and second mortgage                                        2,445      56.7    9.40
     Credit card                                                            2,294      71.5   12.64
     Other                                                                  3,589      89.7   10.14
                                                                          -----------------
          Total consumer                                                   13,571     317.5    9.49
                                                                          -----------------
          Total loans                                                      24,592     549.2    9.06
  Allowance for credit losses                                                 478
                                                                          -------
     Net loans                                                             24,114
Other earning assets                                                          226       3.5    6.28
                                                                          -----------------
       Total earning assets*                                               29,466     629.1    8.66
Cash and due from banks                                                     1,677
Other assets                                                                2,175
                                                                          -------
       Total assets                                                       $32,702
                                                                          =======

Liabilities and Shareholders' Equity
    Noninterest-bearing deposits                                           $5,511
    Interest-bearing deposits:
     Interest checking                                                      2,967      12.4    1.69
     Money market accounts                                                  3,739      34.3    3.72
     Other savings accounts                                                 1,933      12.2    2.56
     Savings certificates                                                   8,347     102.3    4.97
     Certificates over $100,000                                             1,078      17.2    6.47
                                                                          -----------------

       Total interest-bearing deposits                                     18,064     178.4    4.01
Short-term borrowings                                                       2,801      41.0    5.94
Long-term debt                                                              2,669      42.9    6.52
                                                                          -----------------

       Total interest-bearing liabilities                                  23,534     262.3    4.52
Other liabilities                                                           1,020
Preferred equity                                                              106
Common equity                                                               2,623
Unrealized gain/(loss) on available-for-sale
     securities, net of taxes                                                 (92)
                                                                          -------
       Total liabilities and shareholders' equity                         $32,702
                                                                          =======
Net interest income                                                                  $366.8
                                                                                     ======

Gross interest margin                                                                           4.14%
                                                                                               =====

Gross interest margin without taxable-equivalent increments                                     4.09%
                                                                                               =====

Net interest margin                                                                             5.05%
                                                                                               =====

Net interest margin without taxable-equivalent increments                                       5.00%
                                                                                               =====


                                                                                      1994
                                                                         --------------------------------    % Change
                                                                                             Interest         Average
                                                                                              Yields          Balance
For the Three Months Ended March 31                                                             and          Increase
(In Millions)                                                            Balance   Interest    Rates        (Decrease)
- ----------------------------------------------------------------------------------------------------------------------
Assets
Securities:
  U.S. Treasury                                                           $ 1,676    $ 21.8     5.28%        (36.5)%
  Mortgage-backed securities                                                2,759      41.9     6.16         (10.7)
  State & political subdivisions                                              193       5.0    10.51          (9.3)
  U.S. agencies and other                                                     430       5.8     5.47          28.1
                                                                          -----------------

      Total securities                                                      5,058      74.5     5.97         (15.9)
      Unrealized gain/(loss) on available-for-sale securities                  51
                                                                          -------
         Net securities                                                     5,109
Trading account securities                                                     64        .6     3.80          28.1
Federal funds sold and resale agreements                                      547       4.3     3.19         (43.1)
Loans:
    Commercial:
     Commercial                                                             6,253     105.6     6.85          19.9
     Financial institutions                                                 1,715      11.7     2.77         (57.8)
     Real estate:
        Commercial mortgage                                                 2,262      45.7     8.19           8.0
        Construction                                                          234       4.2     7.28          52.6
                                                                          -----------------
          Total commercial                                                 10,464     167.2     6.48           5.3
    Consumer:
     Residential mortgage                                                   5,312      98.5     7.52          (4.6)
     Residential mortgage held for sale                                       680      11.2     6.68         (74.4)
     Home equity and second mortgage                                        1,954      38.8     8.05          25.1
     Credit card                                                            1,736      56.2    13.13          32.1
     Other                                                                  2,910      64.0     8.92          23.3
                                                                          -----------------
          Total consumer                                                   12,592     268.7     8.65           7.8
                                                                          -----------------
          Total loans                                                      23,056     435.9     7.67           6.7
  Allowance for credit losses                                                 480                              (.4)
                                                                          -------
     Net loans                                                             22,576                              6.8
Other earning assets                                                          245       3.0     4.97          (7.8)
                                                                          -----------------
       Total earning assets*                                               28,970     518.3     7.26           1.7
Cash and due from banks                                                     1,718                             (2.4)
Other assets                                                                1,900                             14.5
                                                                          -------
       Total assets                                                       $32,159                              1.7 %
                                                                          =======

Liabilities and Shareholders' Equity
    Noninterest-bearing deposits                                           $6,669                            (17.4)%
    Interest-bearing deposits:
     Interest checking                                                      3,087      10.4     1.37          (3.9)
     Money market accounts                                                  4,161      25.1     2.45         (10.1)
     Other savings accounts                                                 1,937      10.9     2.28           (.2)
     Savings certificates                                                   7,638      71.0     3.77           9.3
     Certificates over $100,000                                             1,419      19.5     5.57         (24.0)
                                                                          -----------------

       Total interest-bearing deposits                                     18,242     136.9     3.04          (1.0)
Short-term borrowings                                                       1,682      16.0     3.86          66.5
Long-term debt                                                              1,973      25.9     5.32          35.3
                                                                          -----------------

       Total interest-bearing liabilities                                  21,897     178.8     3.31           7.5
Other liabilities                                                             875                             16.6
Preferred equity                                                              221                            (52.0)
Common equity                                                               2,467                              6.3
Unrealized gain/(loss) on available-for-sale
     securities, net of taxes                                                  30                           (406.7)
                                                                          -------
       Total liabilities and shareholders' equity                         $32,159                              1.7 %
                                                                          =======
Net interest income                                                                  $339.5
                                                                                     ======

Gross interest margin                                                                           3.95%
                                                                                               =====

Gross interest margin without taxable-equivalent increments                                     3.89%
                                                                                               =====

Net interest margin                                                                             4.75%
                                                                                               =====

Net interest margin without taxable-equivalent increments                                       4.70%
                                                                                               =====

Interest and rates are presented on a fully taxable-equivalent basis under a tax rate of 35 percent.
Interest income and rates on loans include loan fees.  Nonaccrual loans are included in average loan balances.
* Before deducting the allowance for credit losses and excluding the unrealized gain/(loss) on available-for-sale securities.

Loan Portfolio
First Bank System, Inc.

                                     March 31, 1995    December 31, 1994  September 30, 1994   June 30, 1994     March 31, 1994
                                    ---------------------------------------------------------------------------------------------
                                             Percent            Percent            Percent            Percent            Percent
(Dollars in Millions)               Amount   of Total  Amount   of Total  Amount   of Total  Amount   of Total  Amount   of Total
- ---------------------------------------------------------------------------------------------------------------------------------
Commercial:
 Commercial                          $ 7,830    31.1%   $ 7,002    28.5%   $ 7,032    28.9%   $ 6,838    28.5%   $ 6,487    27.2%
 Financial institutions                  559     2.2        787     3.2        911     3.8        876     3.7      1,370     5.8
 Real estate:
  Commercial mortgage                  2,461     9.7      2,454    10.0      2,440    10.0      2,414    10.1      2,353     9.9
  Construction                           374     1.5        330     1.3        298     1.2        271     1.1        285     1.2
HLTs                                     348     1.4        283     1.2        273     1.1        260     1.1        191     0.8
                                     --------------------------------------------------------------------------------------------
   Total commercial                   11,572    45.9     10,856    44.2     10,954    45.0     10,659    44.5     10,686    44.9

Consumer:
 Residential mortgage                  5,060    20.1      5,098    20.8      5,152    21.1      5,238    21.9      5,656    23.8
 Residential mortgage held for sale      180     0.7        197     0.8        267     1.1        319     1.3        387     1.6
 Home equity and second mortgage       2,505     9.9      2,453    10.0      2,374     9.7      2,300     9.6      2,018     8.5
 Credit card                           2,248     8.9      2,409     9.8      2,226     9.1      2,142     9.0      1,801     7.5
 Automobile                            1,837     7.3      1,770     7.2      1,723     7.1      1,639     6.8      1,466     6.2
 Revolving credit                        737     2.9        725     2.9        699     2.9        685     2.9        680     2.9
 Installment                             699     2.8        712     2.9        670     2.8        681     2.8        815     3.4
 Student loans held for sale             377     1.5        336     1.4        295     1.2        288     1.2        294     1.2
                                     --------------------------------------------------------------------------------------------
   Total consumer                     13,643    54.1     13,700    55.8     13,406    55.0     13,292    55.5     13,117    55.1
                                     --------------------------------------------------------------------------------------------
   Total loans                       $25,215   100.0%   $24,556   100.0%   $24,360   100.0%   $23,951   100.0%   $23,803   100.0%
                                     ============================================================================================

First Bank System, Inc. and Subsidiaries
SUPPLEMENTAL FINANCIAL DATA
(Dollars in Millions, Except Per Share Data)

                                                      March 31     March 31
                                                          1995         1994
                                                   -----------  -----------

Ending Common Shares Outstanding                   135,421,355  136,659,516

Book Value per Common Share                             $19.58       $19.49


Intangibles:
Goodwill                                                  $426         $400
Purchased Mortgage Servicing Rights                         42           53
Other Intangibles                                          194          152
                                                   -----------  -----------
  Total Intangibles                                       $662         $605


                                                      Three Months Ended
                                                   ------------------------
                                                      March 31     March 31
                                                          1995         1994
                                                   -----------  -----------
Net Interest Income*                                   $ 366.8      $ 339.5
Net Interest Margin*                                     5.05%        4.75%
Efficiency Ratio                                         55.7%        58.5%
Interest Yield on Average Loans                          9.06%        7.67%
Rate Paid on Average Interest Bearing Liabilities        4.52%        3.31%
Return on Average Assets**                               1.66%        1.41%
Return on Average Common Equity**                        21.1%        17.2%
Preferred Dividends                                       $1.9         $5.9
Gross Charge-offs                                        $51.7        $54.3
Gross Recoveries                                         $19.6        $23.0
Average Full-Time Equivalent Employees                  13,874       14,406


* On a taxable-equivalent basis
**From continuing operations